UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2013

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Deposit Agreement

In connection with the closing of the sale by Global Geophysical Services, Inc. (the “Company”)  of 347,827 depositary shares (the “Depositary Shares”) each representing a 1/1000th ownership interest in a share of 11.5% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) with a liquidation preference of $25,000.00 per preferred share ($25.00 per Depositary Share) in an underwritten public offering (the “Offering”), on December 13, 2013, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with Computershare, Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”), and the holders from time to time of the depositary receipts described therein.  The Deposit Agreement governs the deposit of shares of the Series A Preferred Stock with the Depositary and the issuance by the Depositary of the corresponding Depositary Shares.  A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders

The information set forth under Item 5.03 regarding the Certificate of Designations (as defined below) of the Company is incorporated by reference into this Item 3.03.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Offering, the Company filed a certificate of designations with the Secretary of State of the State of Delaware (the “Certificate of Designations”) for the purpose of fixing the designations, preferences, limitations and relative rights of its Series A Preferred Stock. The Series A Preferred Stock ranks senior to the Company’s common stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into its common stock in connection with a change of control.

At any time on or after December 13, 2018, the Company may, at its option, redeem the Series A Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25,000.00 per preferred share, plus all accumulated and unpaid dividends to, but not including, the date of redemption. In addition, the Company may redeem the Series A Preferred Stock following certain changes of control, as described in the Certificate of Designations; if the Company does not exercise this option, then the holders of the Series A Preferred Stock have the option to convert the shares of Series A Preferred Stock into up to an aggregate of 33,333.33 shares of the Company’s common stock per share of Series A Preferred Stock, subject to certain adjustments. If the Company exercises any of its redemption rights relating to shares of Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described above with respect to the shares of Series A Preferred Stock called for redemption.

Holders of shares of the Series A Preferred Stock will have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive), fails to maintain a listing of the Depositary Shares on the New York Stock Exchange, the NYSE MKT or The NASDAQ Global, Global Select or Capital Market, or a comparable national exchange (each, a “National Exchange”), for 180 consecutive days, and in certain other limited circumstances or as required by law. The terms of the Series A Preferred Stock are more fully set forth in the Certificate of Designations, a form of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

3.1	Certificate of Designations with respect to the 11.5% Series A Cumulative Preferred Stock.
4.1
Deposit Agreement, dated as of December 13, 2013, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., collectively, as Depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).
4.3	Form of Certificate representing the 11.5% Series A Cumulative Preferred Stock.
5.1	Opinion of Baker Botts L.L.P., regarding the validity of the depositary shares.
8.1	Opinion of Baker Botts L.L.P., regarding tax matters.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 and 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.
(Registrant)

Dated: December 13, 2013                                                                   /s/ P. MATHEW VERGHESE
P. Mathew Verghese
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations with respect to the 11.5% Series A Cumulative Preferred Stock.
4.1
Deposit Agreement, dated as of December 13, 2013, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A., collectively, as Depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).
4.3	Form of Certificate representing the 11.5% Series A Cumulative Preferred Stock.
5.1	Opinion of Baker Botts L.L.P., regarding the validity of the depositary shares.
8.1	Opinion of Baker Botts L.L.P., regarding tax matters.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 and 8.1 hereto).